UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

AMERICAN EQUITY

INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6000 Westown Parkway, West Des Moines, Iowa 50266

(Address of Principal Executive Offices)  (Zip Code)

(515) 221-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement.

On July 17, 2013, American Equity Investment Life Holding Company (the “Company”) closed its previously announced sale of $400,000,000 aggregate principal amount of the Company’s 6.625% Senior Notes due 2021 (the “Notes”), pursuant to an underwriting agreement, dated July 12, 2013 (the “Underwriting Agreement”), between the Company and J.P. Morgan Securities LLC, as representative of the several Underwriters named therein (the “Underwriters”). The Notes were offered and sold under a prospectus, dated July 12, 2013, pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-184162).

The Notes were issued pursuant to the Amended and Restated Indenture, dated as of April 22, 2004 (the “Base Indenture”), between the Company and U.S. Bank National Association, as amended by a First Supplemental Indenture, dated as of July 17, 2013 (the “First Supplemental Indenture”), among the Company, U.S. Bank National Association and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as further amended by a Second Supplemental Indenture, dated as of July 17, 2013 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

The Notes will mature on July 15, 2021, and bear interest at a rate of 6.625% per year, payable on January 15 and July 15 of each year, beginning on January 15, 2014.  The Notes were issued at a price equal to 100% of the principal amount thereof. The Notes are not presently guaranteed by any of the Company’s subsidiaries but may in the future be guaranteed by certain subsidiaries of the Company. The Indenture contains certain restrictive covenants that, among other things, limit the ability of the Company to incur debt and liens, make restricted payments, enter into transactions with affiliates and merge, consolidate or transfer all or substantially all of its assets.

The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

An affiliate of J.P. Morgan Securities LLC, one of the underwriters, acts as administrative agent and a lender under the Company’s existing revolving credit facility. J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc., each an underwriter, also act as lenders under the Company’s existing revolving credit facility

The above descriptions of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Notes are summaries and are qualified in their entirety by the terms of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Notes. Copies of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture (including the form of the Notes) are attached as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, hereto and incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 12, 2013, between American Equity Investment Life Holding Company and J.P. Morgan Securities LLC, as representative of the several Underwriters named therein.

4.1

Amended and Restated Indenture, dated as of April 22, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association (incorporated by reference to Amendment 1 to Form S-3 dated April 22, 2004, and filed April 22, 2004).

4.2	First Supplemental Indenture, dated July 17, 2013, among American Equity Investment Life Holding Company, U.S. Bank National Association and Wells Fargo Bank, National Association.

4.3	Second Supplemental Indenture, dated as of July 17, 2013, between American Equity Investment Life Holding Company and Wells Fargo Bank, National Association.

4.4	Form of 6.625% Senior Notes due 2021 (included as Exhibit A to Exhibit 4.3 above).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of Kevin W. Techau, Esq., Assistant General Counsel of American Equity Investment Life Holding Company.

12.1	Computation of Earnings to Fixed Charges Ratio.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2	Consent of Kevin W. Techau, Esq., Assistant General Counsel of American Equity Investment Life Holding Company (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2013	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

	By:	/s/ John M. Matovina
	Name:	John M. Matovina
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 12, 2013, between American Equity Investment Life Holding Company and J.P. Morgan Securities LLC, as representative of the several Underwriters named therein.

4.1

Amended and Restated Indenture, dated as of April 22, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association (incorporated by reference to Amendment 1 to Form S-3 dated April 22, 2004, and filed April 22, 2004).

4.2	First Supplemental Indenture, dated July 17, 2013, among American Equity Investment Life Holding Company, U.S. Bank National Association and Wells Fargo Bank, National Association.

4.3	Second Supplemental Indenture, dated as of July 17, 2013, between American Equity Investment Life Holding Company and Wells Fargo Bank, National Association.

4.4	Form of 6.625% Senior Notes due 2021 (included as Exhibit A to Exhibit 4.3 above).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of Kevin W. Techau, Esq., Assistant General Counsel of American Equity Investment Life Holding Company.

12.1	Computation of Earnings to Fixed Charges Ratio.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2	Consent of Kevin W. Techau, Esq., Assistant General Counsel of American Equity Investment Life Holding Company (included in Exhibit 5.2).